UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

POWERVERDE, INC.

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27866 (Commission File Number)	88-0271109 (I.R.S. Employer Identification No.)

9300 S. Dadeland Blvd., Suite 600, Miami, Florida (Address of Principal Executive Offices)	33156 (Zip Code)

Registrant’s telephone number, including area code: (305) 670-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. Entry into a Material Definitive Agreement; ITEM 2.01 Completion of Acquisition or Disposition of Assets; ITEM 3.02 Unregistered Sales of Equity Securities; ITEM 5.01 Change in Control of the Registrant; ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2021, PowerVerde, Inc. (“PowerVerde”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 374Water, Inc., a privately held company based in Durham, North Carolina, www.374Water.com (“374Water”) and 374Water Acquisition Corp., a newly-formed wholly-owned subsidiary of PowerVerde (“Sub”). The parties entered into the Agreement pursuant to their Binding Letter of Intent dated September 20, 2020.

Pursuant to the merger contemplated by the Merger Agreement (the “Merger”), on April 16, 2021 Sub merged into 374Water, with 374Water as the surviving corporation. In connection with the Merger, all 374Water shares were cancelled and PowerVerde issued to the former 374Water shareholders a total of 64,012,734 shares of PowerVerde common stock.

Also in connection with the Merger, PowerVerde closed on a private placement of 436,782 shares of Series D Convertible Preferred Stock (the “Preferred Stock”), yielding gross proceeds of $6,551,735. (the “Private Placement”). The Private Placement proceeds will be used for working capital, primarily for development, manufacture and commercialization of 374Water’s Air SCWO Nix systems. The Preferred Stock has a stated value of $15 per share, is convertible into common stock at $.30 per share and has voting rights based on the underlying shares of common stock. All of the Preferred Stock was sold pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

As a result of the Merger, the issuance of the Preferred Stock and the post-Merger conversion of $1,211,000 principal amount of convertible notes into 5,325,452 shares of PowerVerde common stock, the former 374Water shareholders own 65.8% of PowerVerde’s issued and outstanding common stock and 53.8% of PowerVerde’s issued and outstanding voting stock (which includes the Preferred Stock).

In connection with the Merger, PowerVerde entered into two-year employment agreements with 374Water founders Yaacov (Kobe) Nagar and Marc Deshusses, Ph. D. Mr. Nagar will serve as PowerVerde’s CEO, replacing Richard H. Davis, who resigned upon closing of the Merger. Mr Nagar will receive an annual salary of $200,000. Dr. Deshusses will serve as PowerVerde’s Head of Technology on a part-time basis at a salary of $60,000 per year.

Pursuant to the Merger, Messrs. Nagar and Deshusses were appointed to the PowerVerde Board of Directors, joining Mr. Davis, who remains as a Director. The biographies of Messrs. Nagar and Deshusses are as follows:

Kobe Nagar. Mr. Nagar is a co-founder of 374Water and patent inventor of the supercritical water oxidation AirSCWO system. He has been the Chief Executive Officer of 374Water from inception in July 2018. Mr. Nagar holds degrees in chemical engineering from Ben Gurion University (2001) and material engineering from Tel-Aviv University (2007) and thereafter held positions in the defense industry and renewable energy sectors in Israel, where he worked on developing fuel cell, CO2 sequestration and low energy chemicals technologies. He joined the Bill and Melinda Gates Foundation project at Duke University in 2017 to scale up and commercialize the SCWO technology. Mr. Nagar is the post-Merger CEO and Chairman of the Board of PowerVerde.

Marc Deshusses. Dr. Deshusses is a co-founder of 374Water and patent inventor of the supercritical water oxidation AirSCWO system. He has served as the Chief Technology Officer of 374Water from inception in July 2018. Dr. Deshusses holds a Ph.D. in chemical engineering from the Swiss Federal Institute of Technology, Zurich (1994) and a BS in chemical engineering from the Swiss Federal Institute of Technology, Lausanne (1990). He is a professor of civil and environmental engineering at Duke University since 2008. Previously, he was a professor of civil and environmental engineering and department chair at the University of California Riverside from 1994 - 2008. He is a world-renowned researcher in biofiltration, odor, and novel waste-to-energy technologies. Dr. Deshusses has been the principal investigator for the supercritical water oxidation development project at Duke University since 2013. Dr. Deshusses is head of technology and a Director of PowerVerde.

The patented technology underlying 374Water’s supercritical water oxidation (SCWO) units, which was developed principally through the efforts of Messrs. Nagar and Deshusses at the facilities of Duke University, Durham, North Carolina (“Duke”), where Dr. Deshusses is a professor, is licensed to 374Water pursuant to a worldwide non-exclusive license agreement with Duke executed on April 16, 2021 (the “License Agreement”). In connection with the License Agreement, 374Water also executed an Equity Transfer Agreement with Duke pursuant to which Duke received a small block of common stock in 374Water, which in turn was converted into PowerVerde shares pursuant to the Merger.

On March 30, 2021, in anticipation of the Merger, 374Water entered into a Binding Memorandum of Understanding (the “MOU”) with MB Holding Inc. (“MBH”), an affiliate of Merrell Bros., Inc., a nationwide biosolids management company based in Kokomo, Indiana www.merrellbros.com (“Merrell”). The MOU establishes a framework for a contractual relationship for the commercial manufacturing and service of 374Water’s AirSCWO Nix systems. Pursuant to the MOU, MBH and its affiliates invested $1,135,000 in the Private Placement, purchasing 75,667 shares of Preferred Stock, and upon closing of the Merger, PowerVerde assumed 374Water’s commitment to provide an option to MBH to purchase 3,783,350 shares of PowerVerde common stock at $.30 per share.

Immediately following the Merger, 374Water changed its name to 374Water Systems Inc. PowerVerde intends to change its name to 374Water Inc. on or before April 30, 2021.

The foregoing descriptions of the Merger Agreement and other agreements and of the Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the copies of the agreements and the Certificate of Designations of the Preferred Stock, which are attached hereto as Exhibits and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)                 Financial Statements of Businesses Acquired.

PowerVerde intends to file the financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b)                Pro Forma Financial Information.

PowerVerde intends to file the pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(d) The following exhibits are filed with this report:

Exhibit Number	Description

3.4	Certificate of Merger of 374Water Acquisition Corp. into 374Water, Inc. filed April 16, 2021 with the Secretary of State of Delaware
3.5	Certificate of Designation of Preferences, Rights and Limitations of PowerVerde, Inc. Series D Convertible Preferred Stock dated as of October 30, 2020, and filed April 16, 2021, with the Secretary of State of Delaware.
10.1	Agreement and Plan of Merger dated as of April 16, 2021, among PowerVerde, Inc., 374Water, Inc. and 374Water Acquisition Corp.
10.2	Employment Agreement dated as of April 16, 2021, between PowerVerde, Inc., and Yaacov Nagar.
10.3	Employment Agreement dated as of April 16, 2021, between PowerVerde, Inc., and Marc Deshusses, Ph. D.
10.4	License Agreement dated as of April 16, 2021, between 374Water, Inc., and Duke University.*
10.5	Equity Transfer Agreement dated as of April 16, 2021, between 374Water, Inc. and Duke University.*
10.6	Binding Memorandum of Understanding between 374Water, Inc. and MB Holding Inc. dated as of March 30, 2021.

* Portions of the exhibit have been omitted as the registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERVERDE INC.

Dated:	April 22, 2021	By:	/s/ Yaacov Nagar
		Name:	Yaacov Nagar
		Title:	Chief Executive Officer